UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2016

MEEMEE MEDIA INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52961	20-3356659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6630 West Sunset Blvd. Los Angeles, CA, 90027
(Address of Principal Executive Offices)

1 (416) 903-6691
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 6, 2016, MeeMee Media Inc. (the "Company") entered into a Secured Promissory note in the principal amount of $250,000 with KF Business Ventures, LP, a California limited partnership ("KF Business Ventures, LP") (the "$250,000 Note").

The $250,000 Note provides that the note will accrue interest at the rate of 10% per annum and will mature on December 31, 2017.  The $250,000 Note also provides that all unpaid principal, together with the then accrued interest may be converted in whole or in part, at the option of the Holder, at a price of $0.06 per share.  The $250,000 Note also provided for the issuance of 1,000,000 shares of Company common stock.

On September 2, 2016, the Company entered into a $550,000 Secured Convertible Grid Promissory Note with KF Business Ventures, LP (the "$550,000 Note").  The $550,000 Note provides that at the election of the Company, KF Business Ventures, LP will advance funds to the Company pursuant to the following schedule and amounts: $200,000 on August 31, 2016; $200,000 on September 27, 2016; $100,000 on October 27, 2016; and $50,000 on November 25, 2016.  The $550,000 Note provides that the note will accrue interest at the rate of 12% per annum and provides for the issuance of 20 Share Purchase Warrants (the "September 2016 Warrants") for every $1.00 drawn against the $550,000 Note to a maximum of 11,000,000 Warrants and will mature on December 31, 2018.  The $550,000 Note also provides that all unpaid principal, together with the then accrued interest may be converted in whole or in part, at the option of the Holder, at a price of $0.05 per share.

Effective September 2, 2016, the Company entered into an amendment (the "Omnibus Amendment") to the Secured Promissory Note dated February 3, 2014, the $175,000 Note dated April 6, 2016, the $25,000 Note dated April 6, 2016 and the $250,000 Note dated May 6, 2016 (the "Notes") and Common Stock Purchase Warrants dated February 3, 2014, October 9, 2014, March 5, 2015 and April 6, 2016 (the "Amended and Restated Warrants") with KF Business Ventures, LP.

The Omnibus Amendment amended the Notes to reduce the conversion price per share of the Common Stock to five cents ($0.05), subject to a downward adjustment in the event of certain lower price issuances of Common Stock by the Company, and also provided for the amendment of the Warrants such that the exercise price of the Warrants is adjusted to five cents ($0.05) per common share, subject to a downward adjustment in the event of certain lower price issuances of Common Stock by the Company.

The Omnibus Amendment also provided that the definition of Obligations under the Security Agreement be deemed to include the Secured Note, the $175,000 Note, the $25,000 Note, the $250,000 Note and the $550,000 Note.

The foregoing is only a brief description of the material terms of the Omnibus Amendment, the Amended and Restated Warrants, the September 2016 Warrants, the $250,000 Note and the $550,000 Note, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements which are filed as exhibits to this Current Report.

ITEM 3.02                          UNREGISTERED SALES OF EQUITY SECURITIES.

The description of the issuance of the 1,000,000 shares of the Company common stock, the September 2016 Warrant, the $250,000 Note and the $550,000 Note set forth in Item 1.01 is incorporated herein by reference.  The issuances of the securities were made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").  The Company's reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the securities was an accredited investor.

ITEM 9.01                          FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit No.	Description

10.21	Secured Promissory Note for $250,000 with KF Business Ventures, LP dated May 6, 2016

10.22	Secured Convertible Grid Promissory Note for $550,000 with KF Business Ventures, LP dated September 2, 2016

10.23	Common Stock Purchase Warrant with KF Business Ventures, LP dated September 2, 2016

10.24	Omnibus Amendment with KF Business Ventures, LP dated September 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEEMEE MEDIA INC.

September 12, 2016

/s/ MARTIN DOANE
Martin Doane
President